Exhibit 21.01


                         MERIDIAN INSURANCE GROUP, INC.
                            Listing of Subsidiaries
                            As of December 31, 2000


                                              State of Incorporation
     Name of Subsidiary                            or Organization


Meridian Security Insurance Company                 Indiana

Meridian Citizens Security Insurance Company        Indiana

Insurance Company of Ohio                           Ohio

Meridian Service Corporation                        Indiana